Exhibit 99.1

CONTACTS:        Carla Burigatto (Media)
(856) 342-3737
carla_burigatto@campbellsoup.com
Jennifer Driscoll (Analysts/Investors)
(856) 342-6081
jennifer_driscoll@campbellsoup.com

CAMPBELL REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS
Fourth-Quarter Sales Increased 7 Percent; Organic Sales Decreased 2 Percent
Fourth-Quarter Adjusted EPS from Continuing Operations Increased 14 Percent to $0.49
Full-Year Adjusted EBIT Increased 4 Percent
Full-Year Adjusted EPS from Continuing Operations Increased 2 Percent to $2.53
Fourth-Quarter and Full-Year Results Reflected the Benefit of
One Additional Week in Fiscal 2014
Campbell Provides Fiscal 2015 Guidance

CAMDEN, N.J., Sept. 8, 2014 - Campbell Soup Company (NYSE:CPB) today reported its fourth-quarter and full-year results for fiscal 2014.
Fourth-Quarter Overview

•	U.S. Simple Meals Sales Increased 5 Percent; Organic Sales Declined 5 Percent; Earnings Increased 4 Percent

•	Global Baking and Snacking Sales Increased 10 Percent; Organic Sales Declined 2 Percent; Earnings Increased 17 Percent

•	Bolthouse and Foodservice Sales Increased 11 Percent; Organic Sales Grew 4 Percent; Earnings Increased 16 Percent
The company reported earnings from continuing operations for the quarter ended Aug. 3, 2014, of $137 million, or $0.43 per share, compared with earnings of $117 million, or $0.37 per share, in the prior year. In the fourth quarter of fiscal 2014, Campbell implemented initiatives to improve supply chain efficiency in Australia and reduce overhead across the organization. The company recorded pre-tax restructuring charges of $20 million ($14 million after tax or $0.04 per share) related to these initiatives. In addition, the company incurred pre-tax restructuring-related costs of $1 million associated with previously-announced initiatives. The company also recognized an additional pre-tax pension settlement charge of $4 million ($3 million after tax or $0.01 per share) associated with a U.S. pension plan. Excluding items impacting comparability in both periods, adjusted earnings from continuing operations increased 14 percent to $155 million, compared with $136 million in the prior-year quarter, and adjusted earnings per share from continuing operations increased 14 percent to $0.49, compared with $0.43 in the year-ago quarter. The quarter benefited from an additional week in fiscal 2014, which contributed an estimated $25 million to earnings from continuing operations and $0.08 to earnings per share from continuing operations. A detailed reconciliation of the reported financial information to the adjusted information is included at the end of this news release.
Denise Morrison, Campbell’s President and Chief Executive Officer, said, “Our fiscal 2014 results were in line with our most recent guidance, including increases in net sales, adjusted EBIT and adjusted EPS.
“We continued to make progress in reshaping Campbell, although we recognize that it is taking longer than originally anticipated. The Kelsen Group acquisition expanded our baked snacks business to China and Hong Kong. Bolthouse Farms achieved strong top-line growth as we increased distribution and invested in advertising and consumer programs to build brand equity. We divested our European simple meals business to focus on faster-growing markets. This year, we made several strategic investments, funded in part by reduced overhead costs. We believe that the diversification of our portfolio and responsible cost management will change our growth trajectory over time.”
Morrison concluded, “Looking ahead, we plan to deliver modest growth in fiscal 2015, despite a consumer environment that is likely to remain challenging. As we announced at our July 21 Investor Day, we expect fiscal 2015 growth to be below our long-term targets for sales and earnings. We intend to make meaningful improvements in our core businesses and drive innovation across the company with the launch of more than 200 new products. We plan to deliver sales growth in U.S. Simple Meals, including U.S. Soup, and in Pepperidge Farm, by optimizing all the drivers of demand. We will execute our turnaround plans to strengthen U.S. Beverages and expect to stabilize sales in Australia, where we took further action in the fourth quarter to improve productivity. We are counting on continued growth in Bolthouse Farms, Kelsen Group and Plum, which have added more than $1 billion in sales in faster-growing categories. As always, we will be relentless in managing our costs and margins to improve profit performance. We’re confident that Campbell is on the right path, and we are committed to executing our strategy to deliver sustainable, profitable net sales growth.”
Fiscal 2015 Guidance for Continuing Operations
As shown in the table below, from the adjusted 52-week 2014 base, the company expects continuing operations to grow sales by 1 to 2 percent, adjusted EBIT to grow by 0 to 2 percent and adjusted EPS to grow by 0 to 2 percent, or $2.45 to $2.50 per share.

Continuing Operations	2014 Results (53 weeks)	2014 Estimated Impact of 53rd Week	2014 Base* (52 weeks)	2015 Guidance (vs. 52-week base)
($ millions, except per share)
Net Sales	$8,268	2%	$8,139	1 to 2%
Adjusted EBIT*	$1,281	3%	$1,244	0 to 2%
Adjusted EPS*	$2.53	$0.08	$2.45	0 to 2%
				$2.45 - $2.50
*Adjusted - see non-GAAP reconciliation
Fourth-Quarter Sales from Continuing Operations
For the fourth quarter, sales from continuing operations increased 7 percent to $1.852 billion. Organic sales decreased 2 percent. A breakdown of the change in sales follows:
▪Acquisitions added 3 percent
▪Increased promotional spending subtracted 2 percent
▪Currency subtracted 1 percent
▪The 53rd week added 7 percent
Fourth-Quarter Financial Details - Continuing Operations

▪
Gross margin was 34.1 percent, compared with 36.2 percent a year ago. Excluding items impacting comparability in both periods, adjusted gross margin for the quarter was 34.3 percent, compared with 36.7 percent a year ago. The decline was primarily attributable to increased supply chain costs, cost inflation and higher promotional spending, partly offset by productivity improvements.

▪
Marketing and selling expenses decreased 1 percent to $189 million. The decrease was primarily due to lower advertising and consumer promotion expenses, lower selling expenses and the impact of currency, partly offset by the impact of acquisitions.

▪	Administrative expenses decreased $46 million to $149 million, primarily due to lower incentive compensation costs and cost savings from restructuring initiatives.

▪
EBIT was $234 million, compared with $178 million in the prior-year quarter. Excluding items impacting comparability in both periods, adjusted EBIT increased 25 percent to $259 million. The increase was primarily due to lower administrative expenses and the benefit of the additional week, partly offset by a lower gross margin percentage.

▪
The tax rate in the quarter was 33.8 percent, compared with 22.3 percent in the year-ago quarter. Excluding items impacting comparability in both periods, the current quarter’s adjusted tax rate was 33.2 percent, compared with 24.7 percent in the year-ago quarter. The prior-year rate for the quarter benefited from lower taxes on foreign earnings.

Full-Year Results from Continuing Operations
Earnings from continuing operations for the fiscal year were $737 million, or $2.33 per share, compared with earnings of $689 million, or $2.17 per share, in the prior year. Excluding items impacting comparability in both periods, adjusted earnings from continuing operations increased 2 percent to $800 million, compared with $786 million in the prior year, and adjusted earnings per share from continuing operations increased 2 percent to $2.53, compared with $2.48 in the year-ago period. As with the current quarter, the fiscal year benefited from the additional week, which contributed an estimated $25 million to earnings from continuing operations and $0.08 to earnings per share from continuing operations.
For the fiscal year, sales from continuing operations increased 3 percent to $8.268 billion. Organic sales declined 1 percent. A breakdown of the change in sales for the fiscal year is as follows:
▪Acquisitions added 3 percent
▪Price and sales allowances added 1 percent

▪Increased promotional spending subtracted 2 percent
▪Currency subtracted 1 percent
▪The 53rd week added 2 percent
Full-Year Financial Details - Continuing Operations

▪
Gross margin was 35.1 percent, compared with 36.2 percent a year ago. Excluding items impacting comparability in both years, adjusted gross margin was 35.4 percent, compared with 37.3 percent a year ago. The decline was primarily attributable to cost inflation, higher promotional spending, increased supply chain costs and the impact of acquisitions, partly offset by productivity improvements and higher selling prices.

▪
Marketing and selling expenses decreased 1 percent to $935 million. The decrease was primarily due to lower advertising and consumer promotion expenses, the impact of currency, lower marketing overhead expenses and lower selling expenses, partly offset by the impact of acquisitions.

▪
Administrative expenses decreased $104 million to $573 million, primarily due to lower incentive compensation costs, cost savings from restructuring initiatives and lower pension costs, partly offset by the impact of acquisitions.

▪
EBIT was $1.192 billion, compared with $1.080 billion in the prior year. Excluding items impacting comparability in both years, adjusted EBIT increased 4 percent to $1.281 billion. The increase was primarily due to lower administrative expenses, the benefit of the additional week and lower marketing expenses, partly offset by a lower gross margin percentage and lower organic sales.

▪	Net interest expense decreased $6 million to $119 million, reflecting lower interest rates.

▪
The tax rate in the fiscal year was 32.3 percent, compared with 28.8 percent in the prior year. Excluding items impacting comparability in both periods, the current year’s adjusted tax rate was 31.7 percent, compared to 29.8 percent in the prior year. The prior-year rate benefited from lower taxes on foreign earnings and the favorable settlement of certain U.S. state tax matters.

▪
Cash flow from operations was $899 million, compared with $1.019 billion in the prior year. The decline was primarily related to lower cash earnings and taxes paid on the divestiture of the European simple meals business, partly offset by lower working capital requirements.

Summary of Fiscal 2014 Fourth-Quarter and Full-Year Results by Segment
U.S. Simple Meals
Sales for U.S. Simple Meals were $518 million for the fourth quarter, a 5 percent increase from a year ago. A breakdown of the change in sales follows:

▪	Volume and mix subtracted 5 percent

▪	Price and sales allowances added 1 percent

▪	Increased promotional spending subtracted 1 percent
▪The acquisition of Plum added 3 percent

▪	The 53rd week added 7 percent
U.S. Soup sales decreased 3 percent compared to the year-ago quarter. Declines in U.S. Soup sales included a 7 point decrease driven by movement in retailer inventory levels, particularly on condensed cooking soups and broth due to the later timing of the Easter holiday in the current year, offset by a 7 point increase from the benefit of the additional week. Including the benefit of the 53rd week and the offsetting inventory reductions, further details of the sales results include the following:

▪	Sales of “Campbell’s” condensed soups increased 1 percent, with gains in eating varieties partly offset by declines in cooking varieties.

▪	Sales of ready-to-serve soups decreased 8 percent, primarily due to declines in “Campbell’s Homestyle” canned soup as we cycled the year-ago launch and declines in microwavable soup varieties.

▪	Broth sales decreased 8 percent, driven by declines in canned and aseptic broth.
Sales of other simple meals increased 19 percent compared to the year-ago quarter, with the acquisition of Plum contributing 8 points of growth. Excluding the benefit of the acquisition and the additional week, sales increased 2 percent primarily driven by gains in “Campbell’s” dinner sauces and “Prego” pasta sauces.
U.S. Simple Meals operating earnings for the fourth quarter increased 4 percent to $114 million. The increase was primarily due to the additional week and lower administrative and marketing expenses, partly offset by the decline in U.S. Soup sales and a lower gross margin percentage.
For the fiscal year, sales for U.S. Simple Meals increased 3 percent to $2.944 billion. A breakdown of the change in sales follows:

▪	Price and sales allowances added 2 percent

▪	Increased promotional spending subtracted 2 percent

▪	The acquisition of Plum added 2 percent

▪	The 53rd week added 1 percent
U.S. Soup sales decreased 1 percent due to a decline of 5 percent in ready-to-serve soups and a decline of 1 percent in condensed soups, partly offset by a 9 percent gain in broth.
Sales of other simple meals increased 15 percent, including a 9 point contribution from the acquisition of Plum and gains in “Prego” pasta sauces and “Campbell’s” dinner sauces.
U.S. Simple Meals operating earnings were $714 million in the fiscal year, compared with $731 million in the year-ago period, a decrease of 2 percent. A lower gross margin percentage and expenses related to the November 2013 Plum recall were partly offset by lower administrative expenses, lower marketing expenses and the benefit of the additional week.
Global Baking and Snacking
Sales for Global Baking and Snacking were $628 million for the fourth quarter, an increase of 10 percent from a year ago. The acquisition of Kelsen Group contributed $32 million to sales. The increase in sales reflected the following factors:

▪	The acquisition of Kelsen Group added 6 percent

▪	Volume and mix added 3 percent

▪	Increased promotional spending subtracted 5 percent

▪	Currency subtracted 1 percent

▪	The 53rd week added 7 percent
Further details of sales results excluding the benefit of the additional week included the following:

▪	Sales of Pepperidge Farm products decreased, driven by increased promotional spending partly offset by volume gains.

◦	Sales of cookies and crackers were comparable to prior year with gains in “Goldfish” snack crackers offset by declines in “Pepperidge Farm” adult cracker varieties.

◦	Sales of frozen and other products decreased.

◦	Sales of fresh bakery products increased, driven by volume gains in bread and rolls.

▪	Sales at Arnott’s decreased due to declines in Australia and the negative impact of currency, partly offset by strong gains in Indonesia.
Operating earnings for the quarter were $98 million, an increase of 17 percent over the year-ago period. The increase was primarily driven by lower administrative expenses and the benefit of the additional week, partly offset by a lower gross margin percentage. The increase reflected growth in Pepperidge Farm and the addition of Kelsen Group’s operating results. Earnings in Arnott’s were comparable to the prior-year quarter.
For the fiscal year, sales increased 7 percent to $2.440 billion. The acquisition of Kelsen Group contributed $193 million to sales growth. A breakdown of the change in sales follows:

▪	The acquisition of Kelsen Group added 8 percent

▪	Volume and mix added 1 percent

▪	Price and sales allowances added 2 percent

▪	Increased promotional spending subtracted 3 percent

▪	Currency subtracted 3 percent

▪	The 53rd week added 2 percent
       Sales declines at Arnott’s in Australia were partly offset by sales growth in Pepperidge Farm and Indonesia.
Operating earnings in the fiscal year were $332 million, compared with $316 million in the prior year, an increase of 5 percent. The increase was primarily driven by lower administrative expenses, the acquisition of Kelsen Group, lower marketing expenses and the benefit of the additional week, partly offset by a lower gross margin percentage and the unfavorable impact of currency. The increase included growth in Pepperidge Farm and the addition of Kelsen Group’s operating results, partly offset by lower earnings in Arnott’s.

International Simple Meals and Beverages
Sales for International Simple Meals and Beverages were $188 million for the fourth quarter, an increase of 1 percent from a year ago. The sales increase reflected the following factors:
▪Price and sales allowances added 1 percent
▪Increased promotional spending subtracted 1 percent
▪Currency subtracted 3 percent
▪Net accounting in Mexico subtracted 4 percent
▪The 53rd week added 8 percent
Further details of sales results, excluding the benefit of the additional week, included the following:

▪	In Latin America, sales declined primarily due to the impact of presenting revenue on a net basis related to the implementation of the company’s new business model in Mexico.

▪	In the Asia Pacific region, sales decreased primarily due to declines in Australia and the negative impact of currency, partly offset by gains in Malaysia.

▪	In Canada, sales decreased due to the negative impact of currency.
Operating earnings for the quarter were $21 million, compared with $14 million in the year-ago period. The increase in operating earnings was primarily due to a higher gross margin percentage and the benefit of the additional week.
For the fiscal year, sales were $780 million, a decrease of 10 percent. Sales were impacted by the following factors:
▪Volume and mix subtracted 2 percent
▪Price and sales allowances subtracted 1 percent
▪Currency subtracted 6 percent
▪Net accounting in Mexico subtracted 3 percent
▪The 53rd week added 2 percent
Sales declined in Latin America, Canada and the Asia Pacific region.
Operating earnings in the fiscal year were $106 million, compared with $108 million a year ago, a decrease of 2 percent. The decrease was primarily driven by volume declines and the unfavorable impact of currency, partly offset by lower administrative expenses, a higher gross margin percentage and lower selling expenses.

U.S. Beverages
Sales for U.S. Beverages were $184 million for the fourth quarter, an increase of 6 percent from a year ago. Sales were impacted by the following factors:
▪Volume and mix subtracted 3 percent
▪Price and sales allowances added 1 percent
▪Decreased promotional spending added 1 percent
▪The 53rd week added 7 percent
Excluding the additional week, declines in “V8 V-Fusion” beverages were partly offset by gains in “V8 Splash” beverages and “V8” vegetable juice.
Operating earnings for the quarter were $43 million, compared with $20 million in the year-ago period. The increase was primarily driven by lower administrative, selling and marketing expenses and the benefit of the additional week.
For the fiscal year, sales were $723 million, a decrease of 3 percent. A breakdown of the change in sales follows:

▪	Volume and mix subtracted 5 percent

▪	Decreased promotional spending added 1 percent

▪	The 53rd week added 2 percent
*Numbers do not add due to rounding
Operating earnings in the fiscal year increased 6 percent to $127 million, primarily driven by lower administrative and marketing expenses, partly offset by a lower gross margin percentage and volume declines.
Bolthouse and Foodservice
Sales for Bolthouse and Foodservice increased 11 percent for the quarter to $334 million. The sales increase reflected the following factors:
▪Volume and mix added 5 percent
▪Increased promotional spending subtracted 1 percent
▪Currency subtracted 1 percent
▪The 53rd week added 8 percent
Excluding the benefit of the 53rd week, sales rose 3 percent driven by double-digit sales gains in Bolthouse Farms premium refrigerated beverages and salad dressings, partly offset by declines in North America Foodservice.

Operating earnings for the quarter were $29 million, a 16 percent increase over the year-ago period. The increase was primarily due to lower administrative expenses and the benefit of the additional week, partly offset by a lower gross margin percentage and higher marketing expenses.
For the fiscal year, sales increased 5 percent to $1.381 billion. The sales increase reflected the following factors:
▪Volume and mix added 3 percent
▪Increased promotional spending subtracted 1 percent
▪An additional week of sales at Bolthouse Farms added 1 percent
▪The 53rd week added 2 percent
Sales growth from Bolthouse Farms was partly offset by sales declines in North America Foodservice.
Operating earnings for the fiscal year were $117 million, compared with $116 million in the prior year, an increase of 1 percent. The increase was primarily due to lower administrative expenses, the increase in sales and the benefit of the 53rd week, partly offset by a lower gross margin percentage and increased marketing investment for Bolthouse Farms.
Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $51 million, compared with $55 million a year ago. The current quarter included additional pension settlement charges of $4 million associated with a U.S. pension plan and $1 million of restructuring-related costs. The prior-year quarter included $10 million of restructuring-related costs. The balance of the change for the current quarter was primarily due to losses on open commodity hedges, mostly offset by lower incentive compensation costs. Unallocated corporate expenses for the fiscal year were $149 million, compared with $260 million in the prior year. The current year included pension settlement charges of $22 million associated with a U.S. pension plan, a $9 million loss on foreign exchange forward contracts related to the sale of the European simple meals business and $3 million of restructuring-related costs. The prior year included $91 million of restructuring-related costs and $10 million of transaction costs related to the Bolthouse Farms acquisition. The balance of the decrease for the fiscal year was primarily due to lower incentive compensation costs and gains on foreign exchange transactions.

Results from Discontinued Operations
The company completed the divestiture of its European simple meals business to CVC Capital Partners on Oct. 28, 2013. Results for the European simple meals business are reported as discontinued operations. For the fiscal year, earnings from discontinued operations were $81 million, or $0.26 per share. Excluding the impact of the gain on the sale of the European business, earnings from discontinued operations were $9 million, or $0.03 per share.
Non-GAAP Financial Information
A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.
Acquisition Dates
The company’s fiscal 2013 and fiscal 2014 results from continuing operations reflect the following acquisitions: Bolthouse Farms on Aug. 6, 2012; Plum on June 13, 2013; and Kelsen Group on Aug. 8, 2013.
Conference Call
Campbell will host a conference call to discuss these results on Sept. 8, 2014, at 8:30 a.m. Eastern Daylight Time. Participants may access the call at +1 (703) 639-1316. The conference ID is 1642451. Participants should call at least ten minutes prior to the starting time. The call will also be broadcast live over the Internet at investor.campbellsoupcompany.com and can be accessed by clicking on the “Webcast-Live” button. A recording of the call will be available approximately two hours after it is completed through midnight on Sept. 22, 2014, at +1 (703) 925-2533. The access code is 1642451. A recording of the call can also be accessed online by visiting investor.campbellsoupcompany.com and clicking on the “News & Events” button, followed by the “Webcasts & Presentations” button. To download the new Campbell investor relations app, which offers access to SEC documents, news releases, audiocasts and more, please visit the Apple App store to download on your iPhone or iPad, or Google Play for your Android mobile device.
Reporting Segments
Campbell Soup Company earnings results are reported for the following segments:
U.S. Simple Meals includes the following products: “Campbell’s” condensed and ready-to-serve soups, “Swanson” broth and stocks, “Prego” pasta sauces, “Pace” Mexican sauces,

“Campbell’s” gravies, pasta, beans and dinner sauces, “Swanson” canned poultry and “Plum Organics” food and snacks.
Global Baking and Snacking aggregates the following: Pepperidge Farm cookies, crackers, bakery and frozen products in U.S. retail; Arnott’s biscuits in Australia and Asia Pacific; and Kelsen cookies globally.
International Simple Meals and Beverages aggregates the retail business in Canada and the simple meals and beverages business in Asia Pacific, Latin America and China.
U.S. Beverages includes the following products: “V8” juices and beverages and “Campbell’s” tomato juice.
Bolthouse and Foodservice comprises Bolthouse Farms carrot products, including fresh carrots, juice concentrate and fiber; Bolthouse Farms super-premium refrigerated beverages and refrigerated salad dressings; and the North America Foodservice business. The North America Foodservice business encompasses the distribution of products such as soup, specialty entrees, beverage products, other prepared foods and Pepperidge Farm products through various food service channels in the United States and Canada.
About Campbell Soup Company
Campbell (NYSE: CPB) makes real food that matters for life’s moments, from high-quality soups and simple meals to snacks and healthy beverages. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by its iconic “Campbell's” brand, the company’s portfolio includes “Pepperidge Farm”, “Goldfish”, “Bolthouse Farms”, “V8”, “Swanson”, “Prego”, “Pace”, “Plum Organics”, “Arnott’s”, “Tim Tam”, “Royal Dansk” and “Kjeldsens”. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.
Forward Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results, including its sales, earnings and margins. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include  (1) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (2) the impact of changes in consumer demand for the company’s products; (3) the risks associated with trade and consumer acceptance of the company’s initiatives; (4) the company’s ability to realize projected cost savings and benefits; (5) the company’s ability to manage changes to its business processes; (6) the practices and increased significance of certain of the company’s key trade customers; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of portfolio changes; (9) the uncertainties of litigation; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
.

#

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	THREE MONTHS ENDED
	August 3, 2014	July 28, 2013
Net sales	$1,852	$1,723
Costs and expenses
Cost of products sold	1,221	1,100
Marketing and selling expenses	189	191
Administrative expenses	149	195
Research and development expenses	33	34
Other expenses	6	5
Restructuring charges	20	20
Total costs and expenses	1,618	1,545
Earnings before interest and taxes	234	178
Interest, net	30	30
Earnings before taxes	204	148
Taxes on earnings	69	33
Earnings from continuing operations	135	115
Earnings (loss) from discontinued operations	—	(275)
Net earnings (loss)	135	(160)
Net loss attributable to noncontrolling interests	2	2
Net earnings (loss) attributable to Campbell Soup Company	$137	$(158)
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.44	$.37
Earnings (loss) from discontinued operations	—	(.88)
Net earnings (loss) attributable to Campbell Soup Company*	$.44	$(.50)
Dividends	$.312	$.29
Weighted average shares outstanding - basic	314	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.43	$.37
Earnings (loss) from discontinued operations	—	(.87)
Net earnings (loss) attributable to Campbell Soup Company	$.43	$(.50)
Weighted average shares outstanding - assuming dilution	316	317
*The sum of the individual per share amounts may not add due to rounding.

In the fourth quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $4 ($3 after tax or $.01 per share in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
In the fourth quarter of fiscal 2014, the company implemented initiatives to improve supply chain efficiency in Australia and reduce overhead across the organization. The company recorded pre-tax restructuring charges of $20 ($14 after tax or $.04 per share in earnings from continuing operations) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the fourth quarter of fiscal 2014, the company recorded restructuring-related costs of $1 in Cost of products sold ($1 after tax in earnings from continuing operations). In the fourth quarter of fiscal 2013, the company recorded pre-tax restructuring charges of $20 and restructuring-related costs of $10 in Cost of products sold (aggregate impact of $19 after tax or $.06 per share on earnings from continuing operations).

On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business are reported as discontinued operations. In the fourth quarter of fiscal 2013, the company recorded an impairment charge on the intangible assets of this business of $396 ($263 after tax or $.83 per share) in earnings from discontinued operations. In addition, the company recorded $18 in tax charges ($.06 per share) in earnings from discontinued operations representing taxes on the difference between the book value and tax basis of the business.

The period ended August 3, 2014 had 14 weeks. The period ended July 28, 2013 had 13 weeks.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	TWELVE MONTHS ENDED
	August 3, 2014	July 28, 2013
Net sales	$8,268	$8,052
Costs and expenses
Cost of products sold	5,370	5,140
Marketing and selling expenses	935	947
Administrative expenses	573	677
Research and development expenses	121	128
Other expenses	22	29
Restructuring charges	55	51
Total costs and expenses	7,076	6,972
Earnings before interest and taxes	1,192	1,080
Interest, net	119	125
Earnings before taxes	1,073	955
Taxes on earnings	347	275
Earnings from continuing operations	726	680
Earnings (loss) from discontinued operations	81	(231)
Net earnings	807	449
Net loss attributable to noncontrolling interests	11	9
Net earnings attributable to Campbell Soup Company	$818	$458
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$2.35	$2.19
Earnings (loss) from discontinued operations	.26	(.74)
Net earnings attributable to Campbell Soup Company*	$2.61	$1.46
Dividends	$1.248	$1.16
Weighted average shares outstanding - basic	314	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.33	$2.17
Earnings (loss) from discontinued operations	.26	(.73)
Net earnings attributable to Campbell Soup Company	$2.59	$1.44
Weighted average shares outstanding - assuming dilution	316	317
*The sum of the individual per share amounts may not add due to rounding.

In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 ($14 after tax or $.04 per share in earnings from continuing operations) associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In fiscal 2014, the company recorded pre-tax restructuring charges of $54 ($33 after tax or $.10 per share in earnings from continuing operations attributable to Campbell Soup Company) related to the initiatives.

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $3 in Cost of products sold (aggregate impact of $3 after tax or $.01 per share on earnings from continuing operations) related to the initiatives. In fiscal 2013, the company recorded pre-tax restructuring charges of $51 and restructuring-related costs of $91 in Cost of products sold (aggregate impact of $90 after tax or $.28 per share on earnings from continuing operations).
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business are reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 ($6 after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Other expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business. In fiscal 2014, the company recognized a pre-tax gain of $141 ($72 after tax or $.23 per share) in earnings from discontinued operations. In the fourth quarter of fiscal 2013, the company recorded an impairment charge on the intangible assets of this business of $396 ($263 after tax or $.83 per share) in earnings from discontinued operations. In addition, the company recorded $18 in tax charges ($.06 per share) in earnings from discontinued operations representing taxes on the difference between the book value and tax basis of the business.
In fiscal 2013, the company recorded pre-tax transaction costs of $10 ($7 after tax or $.02 per share) associated with the acquisition of Bolthouse Farms, which closed on August 6, 2012. The costs were included in Other expenses in earnings from continuing operations.
Fiscal 2014 had 53 weeks. Fiscal 2013 had 52 weeks.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	THREE MONTHS ENDED
	August 3, 2014	July 28, 2013	Percent Change
Sales
Contributions:
U.S. Simple Meals	$518	$493	5%
Global Baking and Snacking	628	570	10%
International Simple Meals and Beverages	188	187	1%
U.S. Beverages	184	173	6%
Bolthouse and Foodservice	334	300	11%
Total sales	$1,852	$1,723	7%
Earnings
Contributions:
U.S. Simple Meals	$114	$110	4%
Global Baking and Snacking	98	84	17%
International Simple Meals and Beverages	21	14	50%
U.S. Beverages	43	20	115%
Bolthouse and Foodservice	29	25	16%
Total operating earnings	305	253	21%
Unallocated corporate expenses	51	55
Restructuring charges	20	20
Earnings before interest and taxes	234	178	31%
Interest, net	30	30
Taxes on earnings	69	33
Earnings from continuing operations	135	115
Earnings (loss) from discontinued operations	—	(275)
Net earnings (loss)	135	(160)	184%
Net loss attributable to noncontrolling interests	2	2
Net earnings (loss) attributable to Campbell Soup Company	$137	$(158)	187%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.43	$.37
Earnings (loss) from discontinued operations	—	(.87)
Net earnings (loss) attributable to Campbell Soup Company	$.43	$(.50)	186%

In the fourth quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Unallocated corporate expenses of $4 ($3 after tax or $.01 per share in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
In the fourth quarter of fiscal 2014, the company implemented initiatives to improve supply chain efficiency in Australia and reduce overhead across the organization. The company recorded pre-tax restructuring charges of $20 ($14 after tax or $.04 per share in earnings from continuing operations) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the fourth quarter of fiscal 2014, the company recorded restructuring-related costs of $1 in Unallocated corporate expenses ($1 after tax in earnings from continuing operations). In the fourth quarter of fiscal 2013, the company recorded pre-tax restructuring charges of $20 and restructuring-related costs of $10 in Unallocated corporate expenses (aggregate impact of $19 after tax or $.06 per share on earnings from continuing operations).

On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business are reported as discontinued operations. In the fourth quarter of fiscal 2013, the company recorded an impairment charge on the intangible assets of this business of $396 ($263 after tax or $.83 per share) in earnings from discontinued operations. In addition, the company recorded $18 in tax charges ($.06 per share) in earnings from discontinued operations representing taxes on the difference between the book value and tax basis of the business.

The period ended August 3, 2014 had 14 weeks. The period ended July 28, 2013 had 13 weeks.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	TWELVE MONTHS ENDED
	August 3, 2014	July 28, 2013	Percent Change
Sales
Contributions:
U.S. Simple Meals	$2,944	$2,849	3%
Global Baking and Snacking	2,440	2,273	7%
International Simple Meals and Beverages	780	869	(10)%
U.S. Beverages	723	742	(3)%
Bolthouse and Foodservice	1,381	1,319	5%
Total sales	$8,268	$8,052	3%
Earnings
Contributions:
U.S. Simple Meals	$714	$731	(2)%
Global Baking and Snacking	332	316	5%
International Simple Meals and Beverages	106	108	(2)%
U.S. Beverages	127	120	6%
Bolthouse and Foodservice	117	116	1%
Total operating earnings	1,396	1,391	—%
Unallocated corporate expenses	149	260
Restructuring charges	55	51
Earnings before interest and taxes	1,192	1,080	10%
Interest, net	119	125
Taxes on earnings	347	275
Earnings from continuing operations	726	680
Earnings (loss) from discontinued operations	81	(231)
Net earnings	807	449	80%
Net loss attributable to noncontrolling interests	11	9
Net earnings attributable to Campbell Soup Company	$818	$458	79%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.33	$2.17
Earnings (loss) from discontinued operations	.26	(.73)
Net earnings attributable to Campbell Soup Company	$2.59	$1.44	80%

In fiscal 2014, the company recognized pre-tax pension settlement charges in Unallocated corporate expenses of $22 ($14 after tax or $.04 per share in earnings from continuing operations) associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In fiscal 2014, the company recorded pre-tax restructuring charges of $54 ($33 after tax or $.10 per share in earnings from continuing operations attributable to Campbell Soup Company) related to the initiatives.

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $3 in Unallocated corporate expenses (aggregate impact of $3 after tax or $.01 per share on earnings from continuing operations) related to the initiatives. In fiscal 2013, the company recorded pre-tax restructuring charges of $51 and restructuring-related costs of $91 in Unallocated corporate expenses (aggregate impact of $90 after tax or $.28 per share on earnings from continuing operations).
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business are reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 ($6 after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Unallocated corporate expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business. In fiscal 2014, the company recognized a pre-tax gain of $141 ($72 after tax or $.23 per share) in earnings from discontinued operations. In the fourth quarter of fiscal 2013, the company recorded an impairment charge on the intangible assets of this business of $396 ($263 after tax or $.83 per share) in earnings from discontinued operations. In addition, the company recorded $18 in tax charges ($.06 per share) in earnings from discontinued operations representing taxes on the difference between the book value and tax basis of the business.
In fiscal 2013, the company recorded pre-tax transaction costs of $10 ($7 after tax or $.02 per share) associated with the acquisition of Bolthouse Farms, which closed on August 6, 2012. The costs were included in Unallocated corporate expenses in earnings from continuing operations.
Fiscal 2014 had 53 weeks. Fiscal 2013 had 52 weeks.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)

	August 3, 2014	July 28, 2013
Current assets	$2,100	$2,028
Current assets of discontinued operations held for sale	—	193
Plant assets, net	2,318	2,260
Intangible assets, net	3,608	3,318
Other assets	87	131
Non-current assets of discontinued operations held for sale	—	393
Total assets	$8,113	$8,323
Current liabilities	$2,989	$3,168
Current liabilities of discontinued operations held for sale	—	114
Long-term debt	2,244	2,544
Other liabilities	1,277	1,265
Non-current liabilities of discontinued operations held for sale	—	22
Total equity	1,603	1,210
Total liabilities and equity	$8,113	$8,323
Total debt	$4,015	$4,453
Cash and cash equivalents	$232	$333

On October 28, 2013, the company completed the sale of its simple meals business in Europe. The assets and liabilities of the business were reported as assets and liabilities held for sale as of July 28, 2013.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended August 3, 2014
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Organic Net Sales
Organic net sales exclude the impact of acquisitions, currency, presenting revenue on a net basis in connection with a new business model in Mexico in fiscal 2014, and the additional week in fiscal 2014. The company believes that organic net sales improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	August 3, 2014						July 28, 2013	% Change
(millions)	Net Sales, as reported	Impact of Currency	Impact of Acquisitions	Impact of Net Accounting	Estimated Impact of 53rd Week	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$518	$—	$(15)	$—	$(36)	$467	$493	5%	(5)%
Global Baking and Snacking	628	4	(32)	—	(42)	558	570	10%	(2)%
International Simple Meals and Beverages	188	6	—	8	(15)	187	187	1%	—%
U.S. Beverages	184	—	—	—	(12)	172	173	6%	(1)%
Bolthouse and Foodservice	334	2	—	—	(24)	312	300	11%	4%
Total Net Sales	$1,852	$12	$(47)	$8	$(129)	$1,696	$1,723	7%	(2)%

Year Ended
	August 3, 2014						July 28, 2013	% Change
(millions)	Net Sales, as reported	Impact of Currency	Impact of Acquisitions	Impact of Net Accounting	Estimated Impact of 53rd Week	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$2,944	$—	$(71)	$—	$(36)	$2,837	$2,849	3%	—%
Global Baking and Snacking	2,440	65	(193)	—	(42)	2,270	2,273	7%	—%
International Simple Meals and Beverages	780	51	—	25	(15)	841	869	(10)%	(3)%
U.S. Beverages	723	—	—	—	(12)	711	742	(3)%	(4)%
Bolthouse and Foodservice	1,381	4	(14)	—	(24)	1,347	1,319	5%	2%
Total Net Sales	$8,268	$120	$(278)	$25	$(129)	$8,006	$8,052	3%	(1)%

Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results excluding these transactions.

The following items impacted gross margin and/or earnings:

(1)
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In the fourth quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $20 million ($14 million after tax or $.04 per share in earnings from continuing operations). In fiscal 2014, the company recorded pre-tax restructuring charges of $54 million ($33 million after tax or $.10 per share in earnings from continuing operations attributable to Campbell Soup Company).

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In the fourth quarter of fiscal 2014, the company recorded restructuring-related costs of $1 million in Cost of products sold ($1 million after tax in earnings from continuing operations). In fiscal 2014, the company recorded pre-tax restructuring charges of $1 million and restructuring-related costs of $3 million in Cost of products sold (aggregate impact of $3 million after tax or $.01 per share on earnings from continuing operations). In the fourth quarter of fiscal 2013, the company recorded pre-tax restructuring charges of $20 million and restructuring-related costs of $10 million in Cost of products sold (aggregate impact of $19 million after tax or $.06 per share on earnings from continuing operations). In fiscal 2013, the company recorded pre-tax restructuring charges of $51 million and restructuring-related costs of $91 million in Cost of products sold (aggregate impact of $90 million after tax or $.28 per share on earnings from continuing operations).

(2)
In fiscal 2014, the company recognized pension settlement charges associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California. In the fourth quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $4 million ($3 million after tax or $.01 per share in earnings from continuing operations). In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 million ($14 million after tax or $.04 per share in earnings from continuing operations).

(3)
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business are reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 million ($6 million after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in earnings from continuing operations. In addition, the company recorded tax expense of $7 million ($.02 per share) in earnings from continuing operations associated with the sale. In fiscal 2014, the company recognized a pre-tax gain of $141 million ($72 million after tax or $.23 per share) in earnings from discontinued operations. In the fourth quarter of fiscal 2013, the company recorded an impairment charge on the intangible assets of this business of $396 million ($263 million after tax or $.83 per share) in earnings from discontinued operations. In addition, the company recorded $18 million in tax charges ($.06 per share) in earnings from discontinued operations representing taxes on the difference between the book value and tax basis of the business.

(4)
In the first quarter of fiscal 2013, the company incurred transaction costs of $10 million ($7 million after tax or $.02 per share) associated with the acquisition of Bolthouse Farms, which closed on August 6, 2012. These costs were included in earnings from continuing operations.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

	Three Months Ended
(millions, except per share amounts)	August 3, 2014	July 28, 2013	Percent Change
Gross margin, as reported	$631	$623
Add: Restructuring-related costs (1)	1	10
Add: Pension settlement charge (2)	4	—
Adjusted Gross margin	$636	$633	—%
Adjusted Gross margin percentage	34.3%	36.7%
Earnings before interest and taxes, as reported	$234	$178
Add: Restructuring charges and related costs (1)	21	30
Add: Pension settlement charge (2)	4	—
Adjusted Earnings before interest and taxes	$259	$208	25%
Interest, net, as reported	$30	$30
Adjusted Earnings before taxes	$229	$178
Taxes on earnings, as reported	$69	$33
Add: Tax benefit from restructuring charges and related costs (1)	6	11
Add: Tax benefit from pension settlement charge (2)	1	—
Adjusted Taxes on earnings	$76	$44
Adjusted effective income tax rate	33.2%	24.7%
Earnings from continuing operations, as reported	$135	$115
Deduct: Net loss from noncontrolling interests	(2)	(2)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$137	$117
Add: Net adjustment from restructuring charges and related costs (1)	15	19
Add: Net adjustment from pension settlement charge (2)	3	—
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$155	$136	14%
Earnings (loss) from discontinued operations, as reported	$—	$(275)
Add: Net impairment on European business (3)	—	263
Add: Tax expense on book and tax differences (3)	—	18
Adjusted Earnings from discontinued operations	$—	$6
Adjusted Net earnings attributable to Campbell Soup Company	$155	$142	9%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$.43	$.37
Add: Net adjustment from restructuring charges and related costs (1)	.05	.06
Add: Net adjustment from pension settlement charge (2)	.01	—
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.49	$.43	14%
Diluted earnings (loss) per share - discontinued operations, as reported	$—	$(.87)
Add: Net impairment on European business (3)	—	.83
Add: Tax expense on book and tax differences (3)	—	.06
Adjusted Diluted earnings per share - discontinued operations	$—	$.02
Diluted net earnings (loss) per share attributable to Campbell Soup Company, as reported	$.43	$(.50)
Add: Net adjustment from restructuring charges and related costs (1)	.05	.06

Add: Net adjustment from pension settlement charge (2)	.01	—
Add: Net impairment on European business (3)	—	.83
Add: Tax expense on book and tax differences (3)	—	.06
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$.49	$.45	9%

	Year Ended
(millions, except per share amounts)	August 3, 2014	July 28, 2013	Percent Change
Gross margin, as reported	$2,898	$2,912
Add: Restructuring-related costs (1)	3	91
Add: Pension settlement charges (2)	22	—
Adjusted Gross margin	$2,923	$3,003	(3)%
Adjusted Gross margin percentage	35.4%	37.3%
Earnings before interest and taxes, as reported	$1,192	$1,080
Add: Restructuring charges and related costs (1)	58	142
Add: Pension settlement charges (2)	22	—
Add: Loss on foreign exchange forward contracts (3)	9	—
Add: Acquisition transaction costs (4)	—	10
Adjusted Earnings before interest and taxes	$1,281	$1,232	4%
Interest, net, as reported	$119	$125
Adjusted Earnings before taxes	$1,162	$1,107
Taxes on earnings, as reported	$347	$275
Add: Tax benefit from restructuring charges and related costs (1)	17	52
Add: Tax benefit from pension settlement charges (2)	8	—
Add: Tax benefit from loss on foreign exchange forward contracts (3)	3	—
Deduct: Tax expense associated with sale of European business (3)	(7)	—
Add: Tax benefit from acquisition transaction costs (4)	—	3
Adjusted Taxes on earnings	$368	$330
Adjusted effective income tax rate	31.7%	29.8%
Earnings from continuing operations, as reported	$726	$680
Deduct: Net loss from noncontrolling interests	(11)	(9)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$737	$689
Add: Net adjustment from restructuring charges and related costs (1)	41	90
Deduct: Restructuring charges attributable to noncontrolling interest (1)	(5)	—
Add: Net adjustment from pension settlement charges (2)	14	—
Add: Net adjustment from loss on foreign exchange forward contracts (3)	6	—
Add: Tax expense associated with sale of European business (3)	7	—
Add: Net adjustment from acquisition transaction costs (4)	—	7
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800	$786	2%
Earnings (loss) from discontinued operations, as reported	$81	$(231)
Deduct: Gain on sale of European business (3)	(72)	—
Add: Net impairment on European business (3)	—	263
Add: Tax expense on book and tax differences (3)	—	18
Adjusted Earnings from discontinued operations	$9	$50

Adjusted Net earnings attributable to Campbell Soup Company	$809	$836	(3)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$2.33	$2.17
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11	.28
Add: Net adjustment from pension settlement charges (2)	.04	—
Add: Net adjustment from loss on foreign exchange forward contracts (3)	.02	—
Add: Tax expense associated with sale of European business (3)	.02	—
Add: Net adjustment from acquisition transaction costs (4)	—	.02
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.53	$2.48	2%
Diluted earnings (loss) per share - discontinued operations, as reported	$.26	$(.73)
Deduct: Gain on sale of European business (3)	(.23)	—
Add: Net impairment on European business (3)	—	.83
Add: Tax expense on book and tax differences (3)	—	.06
Adjusted Diluted earnings per share - discontinued operations	$.03	$.16
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.59	$1.44
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11	.28
Add: Net adjustment from pension settlement charges (2)	.04	—
Add: Net adjustment from loss on foreign exchange forward contracts (3)	.02	—
Add: Tax expense associated with sale of European business (3)	.02	—
Deduct: Gain on sale of European business (3)	(.23)	—
Add: Net impairment on European business (3)	—	.83
Add: Tax expense on book and tax differences (3)	—	.06
Add: Net adjustment from acquisition transaction costs (4)	—	.02
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.56	$2.64	(3)%
*The sum of the individual per share amounts may not add due to rounding.

Adjusted Base for Fiscal 2015 Guidance
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. The previous tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items. Fiscal 2014 includes 53 weeks. Consequently, the company believes that investors may be able to better understand its fiscal 2015 performance excluding certain transactions and the estimated impact of the 53rd week. In establishing guidance for fiscal 2015, the adjusted fiscal 2014 results are revised to exclude the estimated impact of the 53rd week below:

Year Ended
(millions, except per share amounts)	August 3, 2014
Net sales, as reported	$8,268
Deduct: Impact of 53rd week	(129)
Adjusted Net sales base	$8,139

Adjusted Earnings before interest and taxes	$1,281
Deduct: Impact of 53rd week	(37)
Adjusted Earnings before interest and taxes base	$1,244

Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800
Deduct: Impact of 53rd week	(25)
Adjusted Earnings from continuing operations attributable to Campbell Soup Company base	$775

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.53
Deduct: Impact of 53rd week	(.08)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company base	$2.45